Exhibit 10.5

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

This COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of December 30, 2015, is entered into among Mark Sieczkarek, a resident of the United States (“Sieczkarek”); The Gail J. Maderis Revocable Trust, a trust of the United States ("Maderis"); Jian Ping Fu, a resident of the Republic of China (“Fu”); Pioneer Pharma (Singapore) Pte. Ltd, a corporation based in Singapore (“Pioneer”); and T. Alex McPherson, a resident of Canada ("McPherson"), (collectively, the “Noteholders”), together with China Kington Asset Management Co. Ltd., in its capacity as collateral agent for the Noteholders (the “Collateral Agent”).

PRELIMINARY STATEMENTS:

(1)     Certain terms are defined in Section 1 hereof.

(2)     Reference is hereby made to that certain (i) Promissory Note, dated as of December 30, 2015, made by NovaBay Pharmaceuticals, Inc., a Delaware corporation, as Borrower (the “Borrower”) and payable to Sieczkarek in the original principal amount of $199,000 (the “First Note”), (ii) Promissory Note, dated as of December 30, 2015, made by the Borrower and payable to Maderis in the original principal amount of $71,000 (the “Second Note”); (iii) Promissory Note, to be dated as of 2016, made by the Borrower and payable to Fu in the original principal amount of $1,365,000 (the “Third Note”); (iv) Promissory Note, dated as of December 30, 2015, made by the Borrower and payable to Pioneer Pharma (Singapore) Pte. Ltd in the original principal amount of $1,365,000 (the "Fourth Note"); (v) Promissory Note, dated as of December 30, 2015, made by the Borrower and payable to McPherson in the original principal amount of $20,000 (the "Fifth Note", collectively with the First Note, Second Note, Third Note and Fourth Note, the “Notes”).

(3)     In connection with the Notes, the Borrower and the Collateral Agent for the benefit of the Secured Creditors (as defined below), entered into that certain Security Agreement, dated as of the date hereof (as amended, modified, or supplemented from time to time, the “Security Agreement”).

(4)     This Agreement is made for the benefit of the Collateral Agent, and each of the holders of the Notes (any or all of the foregoing, individually a “Secured Creditor” and collectively, the “Secured Creditors”).

(5)     The Secured Creditors wish to set forth their understandings and agreements regarding their respective rights and priorities with respect to amounts recovered through the exercise of any right of set off, payments received after a Triggering Event (as defined in Section 2.1 below) and proceeds of the Collateral, and, accordingly, desire to execute this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and the mutual covenants and promises set forth herein, each of the parties to this Agreement agrees as follows:

1.	DEFINITIONS AND TERMS.

1.1     Defined Terms. The following terms shall have the meanings herein specified unless the context otherwise requires:

“Agreement” shall mean this Collateral Agency and Intercreditor Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

“Bankruptcy Event” shall mean any of the following shall occur:

(i)     the Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or

(ii)     an involuntary case is commenced against the Borrower under the Bankruptcy Code and the petition is not controverted within 20 Business Days, or is not dismissed within 60 Business Days, after commencement of the case; or

(iii)     a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower; or

(iv)     the Borrower commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a “conservator”) of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower; or

(v)     any such proceeding is commenced against the Borrower to the extent such proceeding is consented by such person or remains undismissed for a period of 60 Business Days; or

(vi)     the Borrower is adjudicated insolvent or bankrupt; or

(vii)     any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; or

(viii)     the Borrower suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 Business Days; or

(ix)     the Borrower makes a general assignment for the benefit of creditors; or

(x)     any corporate (or similar organizational) action is taken by the Borrower for the purpose of effecting any of the foregoing.

“Business Day” means any day excluding Saturday, Sunday and any legal holiday or a day on which national banking institutions in the United States are authorized by law to close.

“Collateral” shall mean and include any and all “Collateral,” as such term is defined in the Security Agreement.

“Collateral Agent” shall have the meaning specified in the first paragraph of this Agreement.

“Collateral Documents” shall mean and include the Security Agreement.

“Collateral Proceeds” shall mean any and all Proceeds of the Collateral.

“Credit Documents” shall mean and include this Agreement, the Notes and the Collateral Documents.

“Credit Document Obligations” shall mean and include:

(i)     the principal of and interest on the Notes issued by, and the loans made to, the Borrower under the Notes, and

(ii)     all other obligations and liabilities owing by the Borrower to the Collateral Agent or any of the Noteholders under any of the Credit Documents to which the Borrower is now or may hereafter become a party (including, without limitation, indemnities, fees and other amounts payable thereunder), whether primary, secondary, direct, contingent, fixed or otherwise, in all cases whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under section 362(a) of the Bankruptcy Code.

“Event of Default” shall mean any default in the payment of principal, interest or fees, under any Credit Document, or any Bankruptcy Event.

“Noteholders” shall have the meaning provided in the Preliminary Statements of this Agreement.

“Notes” shall have the meaning provided in the Preliminary Statements of this Agreement.

“Proceeds” shall mean (i) any “proceeds”, as such term is now or hereafter defined in the UCC; and (ii) without limitation of the foregoing, in any event, shall include, but not be limited to, (1) whatever is acquired upon the sale, lease, license, exchange, or other disposition of any Collateral, (2) whatever is collected on, or distributed on account of, any Collateral, (3) rights arising out of any Collateral, (4) claims arising out of the loss or nonconformity of, defects in, or damage to any Collateral, (5) claims and rights to any proceeds of any insurance, indemnity, warranty or guaranty payable to a Noteholder (or the Collateral Agent, as assignee, loss payee or an additional insured) with respect to any of the Collateral, (6) claims and rights to payments (in any form whatsoever) made or due and payable to a Noteholder from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (7) all cash, money, checks and negotiable instruments received or held on behalf of the Collateral Agent pursuant to any lockbox or similar arrangement relating to the payment of accounts receivable or other Collateral, and (8) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Creditors” shall have the meaning provided in the Preliminary Statements of this Agreement.

“Secured Obligations” shall mean and include

(i) the Borrower’s obligations in respect of all Credit Document Obligations as to which it is an obligor;

(ii)     any and all sums advanced by the Collateral Agent in compliance with the provisions of this Agreement or any of the other Credit Documents in order to preserve the Collateral or to preserve or protect its Security Interest in such Collateral, including, without limitation, sums advanced to pay or discharge insurance premiums, taxes, liens and claims; and

(iii)     in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder in respect or its Collateral, together with reasonable attorneys’ fees and court costs.

“Security Agreement” shall have the meaning provided in the Preliminary Statements of this Agreement.

“UCC” shall mean the Uniform Commercial Code, as at any time adopted and in effect in any jurisdiction, specifically including and taking into account all amendments, supplements, revisions and other modifications of the Uniform Commercial Code which hereafter are adopted or otherwise take effect.

1.2     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, where permitted, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) unless otherwise specified, all references herein to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement.

2.	SHARING.

2.1     Triggering Event. The liens of the Collateral Agent relating to the Collateral shall be held by the Collateral Agent for the benefit of the Noteholders, and, any proceeds realized in respect thereof shall be shared by the Noteholders and distributed in accordance with the rights and priorities set forth in this Agreement. Any Collateral Proceeds, Triggering Event Balances, Triggering Event Payments or Setoff Proceeds (as such terms are defined in Section 2.2) shall be shared by the Secured Creditors and distributed in accordance with the rights and priorities set forth in this Agreement. As used herein, the term “Triggering Event” means (a) the occurrence and continuation of a Bankruptcy Event with respect to the Borrower, (b) the Collateral Agent’s receipt of a written notice that the unpaid principal amount of any of the Secured Obligations has been declared to be then due and payable by the holder or holders thereof prior to the due date as a result of an event of default, or (c) any exercise of any right of setoff or banker’s lien by any Secured Creditor.

2.2     Cash Collateral Account; Application of Proceeds. The Collateral Agent shall establish an interest-bearing demand deposit cash collateral account subject to the lien and security interest created by the Collateral Documents (the “Cash Collateral Account”) in the name of the Collateral Agent into which the proceeds, payments and amounts described in subsections (a)(i), (a)(ii), (a)(iii) and (a)(iv) below shall be deposited and from which only the Collateral Agent may effect withdrawals. Such amounts shall be held by the Collateral Agent in the Cash Collateral Account and shall be distributed from time to time by the Collateral Agent in accordance with Section 2.2(b) below.

(a)     The following proceeds, payments and amounts shall be deposited and held by the Collateral Agent in the Cash Collateral Account and shall be distributed from time to time by the Collateral Agent in accordance with Section 2.2(b) below:

(i)     any proceeds of any collection, recovery, receipt, appropriation, realization or sale of any or all of the Collateral or the enforcement of the Collateral Documents (the “Collateral Proceeds”) received by the Collateral Agent or any Secured Creditor;

(ii)     any amounts held in the Cash Collateral Account at the time a Triggering Event occurs (the “Triggering Event Balances”);

(iii)     any payments received or otherwise realized by any Secured Creditor in respect of any Secured Obligations on or after the date on which a Triggering Event has occurred (the “Triggering Event Payments”); and

(iv)     any amounts received or recovered by any Secured Creditor through any exercise of any right of setoff or banker’s lien at any time on or after the occurrence of a Triggering Event (whether by law, contract or otherwise) (the “Setoff Proceeds”).

Each Secured Creditor agrees to deliver any Collateral Proceeds, any Triggering Event Balances, any Triggering Event Payments and any Setoff Proceeds to the Collateral Agent within two (2) Business Days after receipt (other than pursuant to subsection (c) below) of such Collateral Proceeds, Triggering Event Balances, Triggering Event Payments or Setoff Proceeds.

(b)     The Collateral Agent shall distribute the proceeds described in subsections (a)(i), (a)(ii), (a)(iii) and (a)(iv) above which are held in the Cash Collateral Account to the Collateral Agent and the Secured Creditors in accordance with the following priorities:

first, to the reasonable costs and expenses of the Collateral Agent incurred in connection with the maintenance of the Cash Collateral Account and any collection, recovery, receipt, appropriation, legal proceeding (whether by or against any such party), realization or sale of any or all of the Collateral or the enforcement of the Collateral Documents;

second, after payment in full of all amounts set forth in item first, to the Secured Creditors in payment of any and all amounts owed to the Secured Creditors for reimbursement of amounts paid by them to the Collateral Agent in accordance with Section 4.1 pro rata in proportion to such amounts owed to such Secured Creditors;

third, after payment in full of all amounts set forth in item second, to the payment and permanent reduction of the principal amount of the outstanding Secured Obligations, pro rata, based on the proportion that the principal amount of such outstanding Secured Obligations held by each Secured Creditor at such time bears to the sum of the principal amount of all such Secured Obligations;

fourth, after payment in full of all amounts set forth in item third, to the payment and permanent reduction of the amount of the outstanding Secured Obligations representing interest, pro rata, based on the proportion that such outstanding Secured Obligations representing interest held by each Secured Creditor at such time bears to the sum of all such Secured Obligations representing interest;

fifth, after payment in full of all amounts set forth in item fourth, to the payment and permanent reduction of all other outstanding Secured Obligations not representing principal or interest, pro rata, based on the proportion that such outstanding Obligations not representing principal or interest held by each Secured Creditor at such time bears to the sum of all such Secured Obligations not representing principal or interest; and

sixth, after payment in full of all amounts set forth in item fifth, to or at the direction of the Borrower or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall make such distributions promptly after the deposit of any Collateral Proceeds, Triggering Event Balances, Triggering Event Payments or Setoff Proceeds into the Cash Collateral Account.

2.3     Payment of Obligations; Distributions Recovered. The Borrower agrees that any amounts received by a Secured Creditor and delivered by such Secured Creditor to the Collateral Agent pursuant to the terms of this Agreement will not be deemed to be a payment in respect of any Secured Obligations owing to such Secured Creditor until such Secured Creditor receives its pro rata share of such amount from the Collateral Agent and then only to the extent of the actual payment and receipt of such pro rata share. Notwithstanding anything to the contrary contained in this Agreement, in each case in which any proceeds (or the value thereof) or payments are recovered as a preferential or otherwise voidable payment (whether by a trustee in bankruptcy or otherwise) from the party (the “Distributor”) which distributed those proceeds to another party or parties under this Agreement, each party (a “Distributee”) to whom any of those proceeds were ultimately distributed shall, upon the Distributor’s notice of the recovery to the Distributee, return to the Distributor an amount equal to the Distributee’s ratable share of the amount recovered, together with a ratable share of interest thereon to the extent the Distributor is required to pay interest thereon computed on the amount to be returned from the date of the recovery. For purposes of this Agreement, “proceeds” means any payment (whether made voluntarily or involuntary) from any source, including, without limitation, any offset of any deposit or other indebtedness, any security (including, without limitation, any guaranty or any collateral) or otherwise.

3.	The Collateral Agent.

3.1     Appointment of Collateral Agent. By execution and delivery hereof, each Secured Creditor hereby appoints China Kington Asset Management Co. Ltd. (together with its successors and assigns) as Collateral Agent and its representative hereunder and under the Credit Documents, and to act as Collateral Agent hereunder, thereunder, and on behalf of each such Secured Creditor. The Collateral Agent agrees to act as such upon the express conditions contained in this Agreement. In performing its functions and duties under this Agreement and the Credit Documents, the Collateral Agent shall act solely as agent of the Secured Creditors to the extent, but only to the extent, provided in this Agreement, and does not assume, and shall not be deemed to have assumed, any obligation towards or relationship of agency, fiduciary or trust with or for any other Person, other than as set forth in the Credit Documents.

3.2     Directions to Collateral Agent. The Collateral Agent shall take any action with respect to the Collateral and/or the Credit Documents only as directed in accordance with Section 4.1 hereof; provided that the Collateral Agent shall not be obligated to follow any directions given in accordance with Section 4.1 hereof to the extent that the Collateral Agent has received a written opinion from its counsel to the effect that such directions are in conflict with any provisions of law, this Agreement, the Credit Documents, or any order of any court or administrative agency; provided further that the Collateral Agent shall not, under any circumstances, be liable to any Secured Creditor or any other person for following the written directions received in accordance with Section 4.1 hereof. Any directions given pursuant to Section 4.1 hereof may be withdrawn or modified by the party or parties who originally gave such directions by delivering written notice of withdrawal or modification to the Collateral Agent prior to the time when the Collateral Agent takes any action pursuant to such directions.

3.3     Duties and Responsibilities of Collateral Agent. Each Secured Creditor authorizes the Collateral Agent to take such action on such Secured Creditor’s behalf and to exercise such powers hereunder as are specifically delegated to the Collateral Agent by the terms hereof and the terms of the Credit Documents, together with such powers as are reasonably incidental thereto. The Collateral Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the Credit Documents, and it may perform such duties by or through its agents or employees. Nothing in this Agreement or the Credit Documents, express or implied, is intended to or shall be construed as imposing upon the Collateral Agent any obligations in respect of this Agreement or such Credit Documents, except as expressly set forth herein or therein. The Collateral Agent shall not be responsible to any Secured Creditor for the execution, effectiveness, genuineness, validity, perfection, enforceability, collectibility, value or sufficiency of the Collateral or the Credit Documents or for any representations, warranties, recitals or statements made in any document executed in connection with the Secured Obligations or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by or on behalf of the Borrower or any subsidiary of either of the Borrower to any Secured Creditor or be required to ascertain or inquire as to the performance or observance by the Borrower or any of its subsidiaries or any other pledgor or guarantor of any of the terms, conditions, provisions, covenants or agreements contained in any document executed in connection with the Secured Obligations or of the existence or possible existence of any Triggering Event.

3.4     Liabilities of Collateral Agent. The Collateral Agent shall not be liable to any Secured Creditor for any action taken or omitted hereunder, under the Credit Documents, or in connection herewith or therewith except to the extent caused by the Collateral Agent’s gross negligence or willful misconduct. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any written statement, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, except as otherwise specifically provided in this Agreement, shall be entitled to rely upon the written direction of the Required Creditors (as defined in Section 4.1) certifying that the persons signing such direction constitute the “Required Creditors,” and shall be entitled to rely and shall be fully protected in relying on opinions and judgments of counsel, accountants, experts and other professional advisors selected by it in good faith and with due care. The Collateral Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the Credit Documents, unless and until it has obtained the directions in accordance with Section 4.1 hereof with respect to the matters covered thereby. The Collateral Agent shall be entitled to request from each Secured Creditor a certificate setting out the amount of the respective Secured Obligations held by it for purposes of calculating distributions pursuant to Section 2.3.

3.5     No Action by Secured Creditors. Each Secured Creditor agrees not to take any action whatsoever to enforce any term or provision of the Credit Documents or to enforce any of its rights in respect of the Collateral, in each case except through the Collateral Agent acting in accordance with this Agreement.

3.6     Indemnification of Collateral Agent. Each of the Borrower, by its execution of the signature page of this Agreement, agrees to pay and save the Collateral Agent harmless from liability for payment of all costs and expenses of the Collateral Agent in connection with this Agreement or the Credit Documents, other than liabilities, costs and expenses resulting from the Collateral Agent’s gross negligence or willful misconduct. Each Secured Creditor severally agrees to indemnify the Collateral Agent, pro rata (to the extent set forth in the penultimate sentence of this Section 3.6), to the extent the Collateral Agent shall not have been reimbursed by or on behalf of the Borrower or from proceeds of the Collateral or otherwise, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses (including, without limitation, reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or under the Credit Documents, in its capacity as the Collateral Agent in any way relating to or arising out of this Agreement, the Credit Documents and/or the Collateral; provided that no Secured Creditor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s gross negligence, willful misconduct or breach of the express terms of this Agreement. For purposes of this Section 3.6 any pro rata calculation shall be on the basis of the outstanding principal amount of the Secured Obligations held by or for each Secured Creditor at the time of the act, omission or transaction giving rise to the reimbursement or indemnity required by this Section 3.6. The provisions of this Section 3.6 shall survive the payment in full of all the Secured Obligations and the termination of this Agreement and all other documents executed in connection with the Secured Obligations.

3.7     Resignation and Replacement of Collateral Agent. The Collateral Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof to the Secured Creditors and the Borrower, subject to the acceptance of its appointment by a successor Collateral Agent simultaneously with or prior to any resignation of the Collateral Agent. Upon any such notice of resignation, the Required Creditors (as defined in Section 4.1 below) shall have the right to appoint a successor Collateral Agent. The Collateral Agent may be removed at any time with or without cause, by an instrument in writing delivered to the Collateral Agent, the Borrower and the other Secured Creditors by the Required Creditors (as defined in Section 4.1 below). Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Credit Documents; provided, however, that the retiring or removed Collateral Agent will continue to remain liable for all acts of, or the omission to act by, such retiring or removed Collateral Agent which occurred prior to such retirement or removal. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within thirty (30) calendar days after the retiring Collateral Agent’s giving of notice of resignation, then the retiring Collateral Agent may, upon prior written notice to the Borrower and the Secured Creditors and on behalf of the Secured Creditors, appoint a successor Collateral Agent. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the Credit Documents.

3.7     Other Collateral Agency Provisions. The Collateral Agent shall not be liable for or by reason of (i) any failure or defect in the registration, filing or recording of any of the Credit Documents, or any notice, caveat or financing statement with respect to the foregoing, or (ii) any failure to do any act necessary to constitute, perfect and maintain the priority of the security interest created by the Credit Documents. Notwithstanding anything to the contrary contained in this Agreement or any document executed in connection with any of the Secured Obligations, the Collateral Agent, unless it shall have actual knowledge thereof, shall not be deemed to have any knowledge of any Triggering Event unless and until it shall have received written notice from either of the Borrower or any Secured Creditor describing such Triggering Event in reasonable detail (including, to the extent known, the date of occurrence of the same). Upon receipt by the Collateral Agent of any direction by the Required Creditors, all of the Secured Creditors will be bound by such direction.

4.	Collateral agent’s actions Relating to Defaults and Remedies.

4.1     Actions after any Triggering Event. The Required Creditors may, after any Triggering Event (other than an involuntary bankruptcy proceeding) has occurred and by giving the Collateral Agent written notice of such election, instruct and cause the Collateral Agent to exercise its rights and remedies under the Credit Documents. The Collateral Agent shall follow the instructions of the Required Creditors with respect to the enforcement action to be taken. For purposes of this Agreement, the term “Required Creditors” shall mean, at any time, the Secured Creditors holding, in the aggregate, more than 50% of the sum of the then currently outstanding principal amount of the Secured Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent shall not commence or otherwise take any action or proceeding to enforce any Collateral Document or to realize upon any or all of the Collateral unless and until the Collateral Agent has received instructions in accordance with this Section 4.1. Upon receipt by the Collateral Agent of any such instructions, the Collateral Agent shall seek to enforce the Credit Documents and to realize upon the Collateral in accordance with such instructions; provided that the Collateral Agent shall not be obligated to follow any such directions as to which the Collateral Agent has received a written opinion of its counsel to the effect that such directions are in conflict with any provisions of law, this Agreement, the Credit Documents, or any order of any court or administrative agency, and the Collateral Agent shall not, under any circumstances, be liable to any Secured Creditor or any other Person for following the written directions received in accordance with this Section 4.1.

4.2     Duties and Responsibilities. The duties and responsibilities of the Collateral Agent hereunder shall consist of and be limited to (i) selling, releasing, surrendering, realizing upon or otherwise dealing with, in any manner and in any order, all or any portion of the Collateral, (ii) exercising or refraining from exercising any rights, remedies or powers of the Collateral Agent under this Agreement or the Credit Documents or under applicable law in respect of all or any portion of the Collateral, (iii) making any demands or giving any notices under the Credit Documents, (iv) effecting amendments to and granting waivers under the Credit Documents in accordance with the terms hereof, and (v) maintaining any cash collateral account under its exclusive dominion and control for the benefit of the Secured Creditors and making deposits therein and withdrawals therefrom as necessary to effect the provisions of this Agreement.

4.3     Actions Against the Collateral. In the event that the Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to any or all of the Collateral or to enforce any provisions of the Credit Documents or takes any other action pursuant to this Agreement or any provision of the Credit Documents or requests directions from the Required Creditors as provided herein, upon the request of the Collateral Agent or any Secured Creditor, each of the Secured Creditors agrees that such Secured Creditor (or any agent of or representative for such Secured Creditor) shall promptly notify the Collateral Agent in writing, as of any time that the Collateral Agent may specify in such request, (i) of the aggregate amount of the respective Secured Obligations then owing to such Secured Creditor as of such date and (ii) such other information as the Collateral Agent may reasonably request.

4.4     Notice of Triggering Event. Promptly after the Collateral Agent receives written notice of the occurrence of any Triggering Event pursuant to Section 2.1, it shall promptly send copies of such notice to each of the Secured Creditors.

4.5.     No Use of Collateral Agent’s Funds. The Collateral Agent shall not be obliged to expend its own funds in performing its obligations under this Agreement and shall be entitled to require that the Secured Creditors provide it with sufficient funds prior to taking any action required under this Agreement.

5.	Third Party Beneficiaries.

This Agreement is solely for the benefit of the parties hereto and their respective permitted successors and assigns, and neither of the Borrower nor any other person or entity, are intended to be third party beneficiaries hereunder or to have any right, benefit, priority or interest under, or shall have any right to enforce this Agreement.

6.	Relation of Creditors.

This Agreement is entered into solely for the purposes set forth herein, and no Secured Creditor assumes any responsibility to any other party hereto to advise such other party of information known to such other party regarding the financial condition of the Borrower or any of their Subsidiaries or of any other circumstances bearing upon the risk of nonpayment of any obligation. Each Secured Creditor specifically acknowledges and agrees that nothing contained in this agreement is or is intended to be for the benefit of the Borrower or any of their Subsidiaries and nothing contained herein shall limit or in any way modify any of the obligations of the Borrower to the Secured Creditors.

7.	Notice of Certain Events.

Each Secured Creditor agrees that upon the occurrence of a Triggering Event, it shall promptly notify the Collateral Agent of the occurrence of such Triggering Event. In addition, each Secured Creditor agrees to provide to the Collateral Agent the amount and currency of its Secured Obligations at such reasonable times as may be necessary to determine such Secured Creditor’s pro rata share of the outstanding principal amount of the Secured Obligations.

8.	MISCELLANEOUS.

8.1     Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under this Agreement), shall be sent (i) by facsimile or email, with a confirmation of transmission by the transmitting equipment or (ii) by registered or certified mail with return receipt requested (postage prepaid), or (iii) by a recognized overnight delivery service (with charges prepaid) to the intended recipient at the address for notices specified beneath the signature of such party hereto; or as to any party at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communication shall be deemed to have been duly given when actually received.

8.2     Amendments, Waivers, Consents. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by all of the Secured Creditors.

8.3     Releases of Collateral. The parties hereto agree that the Collateral Agent shall release all or any portion of the Collateral (other than in connection with the exercise of its rights and remedies pursuant to Section 4) only upon the receipt by the Collateral Agent of a written approval from the Required Creditors or confirmation that the Credit Document Obligations have been paid in full. Upon the receipt of such written approval, the Collateral Agent shall, at the Borrower’s expense, execute and deliver such releases of its security interest in such Collateral to be released, and provide a copy of such releases to each of the Secured Creditors. In connection therewith, the Secured Creditors hereby irrevocably authorize the Collateral Agent from time to time to release such Collateral or consent to such release in accordance with the terms of this Agreement.

8.4     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted respective successors and assigns.

8.5     Captions. The captions and Section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

8.6     Conflicts. In the event of a conflict between the terms of this Agreement and the terms of any of the Credit Documents, the terms of this Agreement shall control.

8.7     Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

8.8     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF DELAWARE.

8.9     Merger. This Agreement and the Credit Documents supersede all prior agreements, written or oral, among the parties with respect to the subject matter of such agreements.

8.10     Independent Investigation. None of the Collateral Agent or any of the Secured Creditors, nor any of their respective directors, officers, agents or employees, shall be responsible to any of the others for the solvency or financial condition of the Borrower or the ability of the Borrower to repay any of the Secured Obligations, or for the value, sufficiency, existence or ownership of any of the Collateral, or the statements of the Borrower, oral or written, or for the validity, sufficiency or enforceability of any of the Secured Obligations or any document or agreement executed or delivered in connection with or pursuant to any of the foregoing. Each Secured Creditor has entered into its respective financial agreements with the Borrower based upon its own independent investigation, and makes no warranty or representation to the other, nor does it rely upon any representation by any of the others, with respect to the matters identified or referred to in this Section.

8.11     Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

8.12     Effect of Bankruptcy or Insolvency. This Agreement shall continue in effect notwithstanding the bankruptcy or insolvency of any party hereto or the Borrower or any of its Subsidiaries.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CHINA KINGTON ASSET MANAGEMENT CO. LTD., as the Collateral Agent

By:      /s/ Eric Wu

Name: Eric Wu

Title: Partner, Senior Vice President

Address for Notices:   Suite 6C, Building 3, You You Century Plaza, No. 428 Yang Gao

South Road, Pu Dong New District, Shanghai, P.R. China

Attention: Bob Wu

Email: wubing98@gmail.com

Tel: 86 21 2028 0208   Facsimile: 86 21 5020 3616

Mark Sieczkarek, as a Noteholder

/s/ Mark Sieczkarek

Address for Notices:   [At the address and contact information most recently

on the books and records of the company.]

Jian Ping Fu, as a Noteholder

/s/ Jian Ping Fu

Address for Notices:   Suite 6C, Building 3, You You Century Plaza, No. 428 Yang Gao

South Road, Pu Dong New District, Shanghai, P.R. China

Attention: Bob Wu

Email: wubing98@gmail.com

Tel: 86 21 2028 0208   Facsimile: 86 21 5020 3616

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Pioneer Pharma (Singapore) Pte. Ltd., as a Noteholder

/s/ Xinzhou Li (Paul Li)

Address for Notices:   33A Chander Road, Singapore 219539

Tel: +65 98116356

Attention: Xinzhou Li (Paul Li)

Email: paul.li@pioneer-pharma.com

Gail J. Maderis Revocable Trust, as a Noteholder:

/s/ Gail J. Maderis

Address for Notices:   [At the address and contact information most recently

on the books and records of the company.]

T. Alex McPherson, as a Noteholder:

/s/ T. Alex McPherson

Address for Notices:   [At the address and contact information most recently

on the books and records of the company.]

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THE UNDERSIGNED HEREBY ACKNOWLEDGES AND CONSENTS TO THE FOREGOING.

BORROWER:

NOVABAY PHARMACEUTICALS, INC.

By:      /s/ Justin Hall

Name: Justin Hall

Title: General Counsel

Address for Notices:

5980 Horton Street, Suite 550

Emeryville, CA 94608
Facsimile: (510) 225-0371

Email: jhall@novabay.com

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